Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM
We consent to the reference to our firm under the caption “Experts” in the Post-Effective Amendment No. 2/A to Registration Statement (Form S-3 No. 333-153459) and related Prospectus of GulfMark Offshore, Inc. for the registration of common stock, preferred stock, warrants, and/or debt securities, or any combination thereof, as the case may be, not to exceed $400,000,000, and to the incorporation by reference in the Registration Statement of our reports dated February 26, 2010, with respect to the consolidated financial statements of GulfMark Offshore, Inc. and Subsidiaries as of December 31, 2009 and 2008, and the related consolidated statements of operations, stockholders’ equity, comprehensive income, and cash flows for each of the three years in the period ended December 31, 2009, and the effectiveness of internal control over financial reporting as of December 31, 2009, included in GulfMark Offshore, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission.
/s/ UHY LLP
Houston, Texas
May 14, 2010